SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 23, 2004


                            Daleen Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                     0-27491                   65-0944514
 ----------------------------        --------------          -------------------
 (State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)               File Number)          Identification No.)


        902 Clint Moore Road, Suite 230, Boca Raton, Florida            33487
        ----------------------------------------------------------- ------------
        (Address of principal executive offices)                     (Zip code)


       Registrant's telephone number, including area code: (561) 999-8000

Item 12.  Results of Operations and Financial Condition

          On April 23, 2004, Daleen Technologies, Inc. issued a press release regarding its earnings for the first quarter ended March 31, 2004. A copy of the press release is attached hereto.

          The information in this Current Report on Form 8-K, including the attached press release, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DALEEN TECHNOLOGIES, INC.


                                       By: /s/ Gordon Quick
                                           -------------------------------------
                                           President and Chief Executive Officer


Dated:  April 23, 2004

FOR IMMEDIATE RELEASE

For additional information contact:

Teresa M. Gyulafia                                    Jeanne Prayther
Director of Marketing Communications                  Chief Financial Officer
+ 1-561-981-2119                                      + 1-561-981-2004
tgyulafia@daleen.com                                  jprayther@daleen.com
--------------------                                  --------------------

                 Daleen Reports First Quarter Operating Results

BOCA RATON, Fla. - April 23, 2004 - Daleen Technologies, Inc. (OTCBB: DALN.OB), a global provider of licensed and outsourced billing and customer management, operational support systems (OSS) and revenue assurance solutions for traditional and next generation service providers, today reported revenues of $4.3 million for the first quarter of 2004, as compared to $5.0 million for the fourth quarter of 2003. The decrease in revenues was primarily due to a lower level of new business than expected. Total expenses in the first quarter were $5.3 million, compared to $5.4 million in the fourth quarter of 2003. The company's total cash and cash equivalents used in the quarter were $350,000, compared to $1.1 million in the fourth quarter. Net loss for the first quarter of 2004 was $1.1 million, or $.02 per share, as compared to $409,000, or $.01 per share in the fourth quarter of 2003.

     "Although revenues from new sales declined, we had a number of successes this quarter expanding our relationships with several existing customers, and with our ongoing project implementation at ETB," said Gordon Quick, president and CEO of Daleen.

First Quarter Highlights

     o US Signal renewed its contract for outsourced billing services through BillingCentral(R). Under terms of the new agreement, Daleen will provide outsourcing services to US Signal until 2009.

     o Onvoy, Inc. purchased Daleen's Asuriti(TM) event management and revenue assurance software to provide comprehensive data collection and analysis, mediation, event rating, and cost management capabilities. The Asuriti contract expands Daleen's footprint at Onvoy, where the company's NetworkStrategies(R) and EventProcessor(R) billing and rating software have been in use since 2000.

     o As a result of work completed in the first quarter, Daleen completed Phase 1 of its ongoing implementation at ETB in Bogota, Colombia in April. RevChain(R) has reduced the time required to import, rate, validate, and store usage records by more than 95 percent, exceeding ETB's requirements and expectations.

     o Daleen continues to effectively manage its operational costs. Total expenses were $5.3 million for the first quarter, compared to $5.4 million in the fourth quarter of 2003.


                                    - more -

Daleen Reports First Quarter Operating Results                          p 2 of 4

     o Daleen was approved for up to $2.7 million under a fifteen-month operating loan with Silicon Valley Bank. The proceeds of this loan are being used to cover operating costs associated with our contract with ETB. Daleen intends to repay the operating loan solely from revenues received from ETB as project milestones are completed and payments are received. To date, Daleen has borrowed $2.0 million against this loan. The Company is currently not in compliance with a financial covenant under the operating loan; however, it is currently seeking a waiver or an amendment from the bank on this covenant.

     o The company's total cash and cash equivalents used in the first quarter were $350,000, compared to $1.1 million in the prior quarter. This reduction was primarily due to borrowing $2.0 million against the operating loan to support the ETB project.


About Daleen

Daleen Technologies, Inc. is a global provider of high performance billing and customer care, OSS and revenue assurance software, with a comprehensive outsourcing solution for traditional and next generation service providers. Daleen's solutions utilize advanced technologies to enable providers to reach peak operational efficiency while driving maximum revenue from products and services. Core products include its RevChain(R) billing and customer management software, Asuriti(TM) event management and revenue assurance software, and BillingCentral(R) ASP outsourcing services. More information is available at WWW.DALEEN.COM.


Information with Respect to Forward-Looking Statements. Statements in this release may be considered "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of the Company and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include business concentration; the Company's ability to continue as a going concern; the Company's ability to successfully implement its aggregation strategy; the Company's inability to achieve profitability; the consequences of any default on the SVB operating loan; customers' and potential customers' market position and lack of financial resources; the costs and success of the Company's international expansion; the ability of the Company to develop and protect its intellectual property; the Company's relationship with third party software vendors and service providers; competition; the Company's ability to retain senior management and other key personnel; low price and volatility of the Company's common stock and the impact of the delisting from The Nasdaq SmallCap Market; the on-going securities class action against the Company; the risks associated with the proposed reverse stock split; claims related to liabilities associated with the Abiliti acquisition; and the rights and preferences of the series F convertible preferred stock. These factors and others are described in the Company's most recent SEC filings including its most recently filed Form 10-K. The Company undertakes no obligation to update the forward-looking statements in this news release.

                                       ###

(C)Daleen Technologies, Inc. All rights reserved. Daleen, the Daleen logo, RevChain, Asuriti, BillingCentral, NetworkStrategies, and EventProcessor are trademarks, or service marks, of Daleen Technologies, Inc. in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners.

                   Daleen Technologies, Inc. and Subsidiaries

                     Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   Unaudited

                                                        March 31     December 31
                                                          2004          2003
                                                        ---------    -----------

                         Assets

Current assets:
  Cash and cash equivalents                          $      2,195   $      2,497
  Restricted Cash                                             506            561
  Accounts receivable, net                                  1,957          1,002
  Cost in excess of billing                                 2,975          2,032
  Other current assets                                        568            487
                                                        ---------    -----------

        Total current assets                                8,201          6,579


  Property and equipment, net                                 786            931
  Goodwill                                                  5,086          5,086
  Other assets                                                481            430
                                                        ---------    -----------

      Total assets                                   $     14,554   $     13,026
                                                        ---------    -----------
                                                        ---------    -----------

           Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                             86            148
  Accrued payroll and other accrued expenses                2,575          2,267
  Billings in excess of costs                                 320             97
  Current portion of note payable                           2,000              -
  Deferred revenue                                            508            372
  Other current liabilities                                    12             42
                                                        ---------    -----------

        Total current liabilities                           5,501          2,926
  Other long term liabilities                                  11              5
                                                        ---------    -----------

        Total liabilities                                   5,512          2,931

Total stockholders' equity                                  9,042         10,095
                                                        ---------    -----------
         Total liabilities and stockholders' equity  $     14,554         13,026
                                                        ---------    -----------
                                                        ---------    -----------

                   Daleen Technologies, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
                      (in thousands except per share data)
                                   Unaudited

                                                           Three Months Ended
                                                        ------------------------
                                                        March 31     December 31
                                                          2004          2003
                                                        ---------    -----------
Revenue:
  Professional services and other                    $      3,667   $      4,378
  License fees                                                587            573
                                                        ---------    -----------

      Total revenue                                         4,254          4,951
                                                        ---------    -----------
Cost of revenue:
  Professional services and other                           1,584          1,700
  License fees                                                  -             27
                                                        ---------    -----------

      Total cost of revenue                          $      1,584   $      1,727
                                                        ---------    -----------

Gross margin                                                2,670          3,224

Operating expenses:
  Sales and marketing                                         734            769
  Research and development                                  1,652          1,652
  General and administrative                                1,373          1,234
                                                        ---------    -----------

      Total operating expenses                              3,759          3,655
                                                        ---------    -----------

Operating loss                                             (1,089)         (431)
                                                        ---------    -----------
Total interest income and nonoperating expense, net            36             22
                                                        ---------    -----------
Net loss applicable to common shareholders           $     (1,053)  $      (409)
                                                        ---------    -----------
                                                        ---------    -----------
  Net loss applicable to common shareholders per
   share - basic and diluted                         $      (0.02)  $     (0.01)
                                                        ---------    -----------
                                                        ---------    -----------
Weighted average outstanding shares - basic and            46,858         46,429
  diluted                                               ---------    -----------
                                                        ---------    -----------